                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. __)
Filed by the Registrant [X]
Filed by the Party other than the Registrant [_] Check the appropriate box:

[ ]      Preliminary Proxy Statement              [_] Confidential, for Use of
[X]      Definitive Proxy Statement               the Commission Only (as
[ ]      Definitive Additional Materials          permitted by Rule 14a-6(e)(2))

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      VERSANT OBJECT TECHNOLOGY CORPORATION
                (Name of Registrant as Specified in Its Charter)
                       ----------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)       Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

        2)       Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

        4)       Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

        5)       Total fee paid:

        ------------------------------------------------------------------------

[  ]    Fee paid previously with preliminary materials.

[  ]    Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)       Amount Previously Paid:

        ------------------------------------------------------------------------

        2)       Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

        3)       Filing Party:

        ------------------------------------------------------------------------

        4)       Date Filed:

        ------------------------------------------------------------------------

                                 April 30, 1997


To Our Shareholders:

         You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Versant Object Technology Corporation to be held at the Hotel Sofitel located at 223 Twin Dolphin Drive, Redwood City, California, on Thursday, June 5, 1997, at 2:00 p.m., Pacific Time.

         The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Shareholders and Proxy Statement.

         It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

         We look forward to seeing you at the meeting.

                                   Sincerely,

                               /s/ David Banks

                                   David Banks
                                   President and Chief Executive Officer

                      VERSANT OBJECT TECHNOLOGY CORPORATION

                                1380 WILLOW ROAD
                          MENLO PARK, CALIFORNIA 94025
                                   -----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 5, 1997

To Our Shareholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Versant Object Technology Corporation (the "Company") will be held at the Hotel Sofitel located at 223 Twin Dolphin Drive, Redwood City, California, on Thursday, June 5, 1997, at 2:00 p.m., Pacific Time for the following purposes:

      1. To elect five (5) directors of the Company, each to serve until the next Annual Meeting of Shareholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company's Board of Directors intends to present the following nominees for election as directors:

                  David Banks                    Mark Leslie
                  Stephen J. Gaal                Lawrence K. Orr
                  James Simpson

      2. To consider and vote upon a proposal to amend the Company's 1996 Directors Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 50,000 shares, from 75,000 shares to 125,000 shares.

      3. To consider and vote upon a proposal to amend the Company's 1996 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares, from 125,000 shares to 325,000 shares.

      4. To consider and vote upon a proposal to amend the Company's 1996 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 800,000 shares, from 850,000 shares plus any shares remaining under the Company's 1989 Stock Option Plan to 1,650,000 shares plus any shares remaining under the Company's 1989 Stock Option Plan.

      5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only shareholders of record at the close of business on April 22, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                    By Order of the Board of Directors


                                    Richard I. Kadet
                                    Secretary

Menlo Park, California
April 30, 1997

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                      VERSANT OBJECT TECHNOLOGY CORPORATION
                                1380 WILLOW ROAD
                          MENLO PARK, CALIFORNIA 94025
                                   -----------

                                 PROXY STATEMENT

                                 April 30, 1997

      The accompanying Proxy is solicited on behalf of the Board of Directors (the "Board") of Versant Object Technology Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Hotel Sofitel located at 223 Twin Dolphin Drive, Redwood City, California, on Thursday, June 5, 1997, at 2:00 p.m., Pacific Time (the "Meeting"). This Proxy Statement and the accompanying form of Proxy were first mailed or delivered to shareholders on or about May 6, 1997. An annual report for the year ended December 31, 1996 is enclosed with this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

      Only holders of record of the Company's Common Stock at the close of business on April 22, 1997 (the "Record Date") will be entitled to vote at the Meeting. At the close of business on the Record Date, the Company had 8,961,345 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business.

      Holders of Common Stock are entitled to one vote for each share held as of the above record date, except that in the election of directors each shareholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected (five). The shareholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No shareholder will be entitled to cumulate votes for a candidate, however, unless that candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Meeting, prior to the voting, of an intention to cumulate votes. In such an event, the Proxy holder may allocate the votes represented by Proxies among the nominees of the Board of Directors in the Proxy holder's sole discretion.

      In the event that a broker, bank, custodian, nominee or other record holder of the Company's Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining the presence of a quorum.

      Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting that are voted on the election of directors. Approval of Proposal Nos. 2, 3 and 4 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting that are voted "for" or "against" the proposal. In addition, for Proposal Nos. 2, 3 and 4, the affirmative votes must constitute at least a majority of the required quorum. Neither an abstention nor a broker non-vote will be counted as a vote "for" or "against" Proposal Nos. 2, 3 or 4. All votes will be tabulated by the inspector of elections appointed for the Meeting. Each of the Company's proposals described in this Proxy Statement requires that a quorum be present at the Meeting.

      Unless otherwise instructed, each valid returned Proxy in the form accompanying this Proxy Statement that is not revoked will be voted in the election of directors "FOR" the nominees of the Board of Directors and "FOR" Proposal Nos. 2, 3 and 4 described in this Proxy Statement, and at the Proxy holder's discretion, on such other matters, if any, that may come before the Meeting (including any proposal to adjourn the Meeting).

      In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the persons named as Proxies may propose one or more adjournments of the Meeting to permit further solicitations of Proxies. Any such adjournment would require the affirmative vote of the majority of the shares present in person or represented by Proxy at the Meeting and entitled to vote.

      The expenses of soliciting Proxies in the enclosed form will be paid by the Company. Following the original mailing of the Proxy Statement, the Proxy and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the Proxy Statement, the Proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of Proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telegram.


                             REVOCABILITY OF PROXIES

      Any person signing a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the Proxy. A Proxy may be revoked by a writing delivered to the Company stating that the Proxy is revoked, by a subsequent Proxy that is signed by the person who signed the earlier Proxy and is presented at the Meeting, or by attendance at the Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Meeting, the shareholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

DIRECTORS/NOMINEES

      At the Meeting, shareholders will elect five directors, which is the current number of directors authorized in the Company's Bylaws, to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified, or until such directors' earlier resignation or removal. Shares represented by the accompanying Proxy will be voted for the election of five nominees (recommended by the Board) who are named in the following table, unless the Proxy is marked in such a manner as to withhold authority so to vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting that are voted on the election of directors. The Company has no reason to believe that the nominees for election will not be available to serve their prescribed terms. However, if any nominee for any reason is unable to serve or will not serve, the Proxy may be voted for such substitute nominee as the persons appointed in the Proxy may in their discretion determine.

      The following table sets forth certain information concerning the nominees (each of whom is currently a director of the Company), which is based on data furnished by them:

                                                                                                          DIRECTOR
      NAME OF NOMINEE               AGE      PRINCIPAL OCCUPATION                                           SINCE
      ---------------               ---      --------------------                                           -----

      David Banks                    51      President and Chief Executive Officer of the Company           1993

      Mark Leslie (1)                51      President and Chief Executive Officer of VERITAS               1988
                                             Software Corporation

      Stephen J. Gaal (2)            53      Principal of TA Associates Inc.                                1988

      Lawrence K. Orr (1)            40      General Partner of Trinity TVL Partners                        1995

      James Simpson (2)              59      Chairman and Chief Executive Officer of Wall Data              1995
                                                Incorporated

-------------------------
(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee

      Mr. Banks has served as President, Chief Executive Officer and as a director of the Company since he joined the Company in April 1993. From January 1985 to January 1989, Mr. Banks served as Chief Executive Officer and President of Cadre Technologies Incorporated ("Cadre"), a software development company. In January 1989, following a merger of MicroCase Inc. and Cadre, Mr. Banks was named President of Cadre, a position he held until mid-1992, when he became Executive Vice President of Cadre. Mr. Banks served in this position until December 1992. Mr. Banks received a Bachelor of Science in Chemistry from Indiana University in 1967, a Master of Science in Chemistry from University of California, San Diego in 1968 and a Masters of Business Administration from Purdue University in 1969.

      Mr. Leslie has served as Chairman of the Board of Directors of the Company since October 1988. Mr. Leslie has served as President and Chief Executive Officer of VERITAS Software Corporation ("Veritas"), a systems software company, since February 1990. Mr. Leslie received a Bachelor or Arts in Physics and Mathematics from New York University in 1966 and completed Harvard Business School's Program for Management Development in 1980. Mr. Leslie is also a director of Veritas and Aurum Software Inc.

      Mr. Gaal has served as a director of the Company since October 1988. Mr. Gaal has been a Principal of TA Associates Inc. ("TA"), a venture capital firm, since January 1995. From October 1987 to December 1994, Mr. Gaal was a Managing Director -- Investments of TA. Mr. Gaal received a Bachelor of Science in Electrical Engineering from Princeton University in 1966 and a Master of Science in Electrical Engineering and Computer Science from University of California, Berkeley in 1967. He also completed Harvard Business School's Program for Management Development in 1974. Mr. Gaal is also a director of Workgroup Technology Corporation.

      Mr. Orr has served as a director of the Company since January 1995. Since 1991, Mr. Orr has been a general partner of Trinity TVL Partners ("Trinity"), the general partner of a privately held family of venture capital partnerships, and was an employee of Trinity from 1989 to 1991. Mr. Orr received a Bachelor of Arts in Mathematics from Harvard University in 1978 and a Masters of Business Administration from Stanford University in 1982.

      Mr. Simpson has served as a director of the Company since April 1995. Since June 1988, Mr. Simpson has been Chief Executive Officer of Wall Data Incorporated, a computer software company, where he is also Chairman of the Board of Directors. Mr. Simpson was also President of Wall Data Incorporated from June 1988 to May 1996. Mr. Simpson studied medicine and surgery at the University of Edinburgh, Scotland.

      There is no family relationship between any of the foregoing nominees or between any of such nominees and any of the Company's executive officers. The Company's executive officers serve at the discretion of the Board.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

      The Board met six times, including telephone conference meetings, during 1996, and acted by written consent two times. Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

      The Audit Committee is comprised of Messrs. Gaal and Simpson, who are non-employee directors. The Audit Committee met two times during 1996. The Audit Committee has the following powers: (i) to meet with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures; (ii) to review the general scope of the Company's annual audit and the fees charged by the independent accountants;
(iii) to review and monitor the performance of non-audit services by the Company's auditors; and (iv) to review the fairness of any proposed transaction between any officer, director or other affiliate of the Company and the Company, and after such review, make recommendations to the full Board.

      The Compensation Committee is comprised of Messrs. Leslie and Orr, who are non-employee directors. The Compensation Committee met two times during 1996. The Compensation Committee is responsible for determining compensation policies for the Company's executive officers. The Committee also administers the Company's 1996 Equity Incentive Plan and 1996 Employee Stock Purchase Plan.

      No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which he served (during the period that he served).

DIRECTORS COMPENSATION

      Directors of the Company do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses in attending meetings of the Board.

      Directors who are not officers of the Company participate in one compensation plan, the 1996 Directors Stock Option Plan, which is described under Proposal No. 2 below. On July 18, 1996, the Company granted to each of Messrs. Leslie, Gaal, Orr and Simpson an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $8.00 per share pursuant to this plan.


                 THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                        EACH OF THE NOMINATED DIRECTORS.


                   PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT TO
                        1996 DIRECTORS STOCK OPTION PLAN

      Shareholders are being asked to approve an amendment to the Company's 1996 Directors Stock Option Plan (the "Directors Plan") to provide for an increase in the number of shares of Common Stock reserved for issuance thereunder by 50,000 shares, from 75,000 shares to 125,000 shares. The Board believes that adding shares to the Directors Plan is in the best interests of the Company because it will enable the Company to attract and retain non-employee directors.

      In May 1996, the Board adopted the 1996 Directors Stock Option Plan (the "Directors Plan") and reserved a total of 75,000 shares of the Company's Common Stock for issuance thereunder. The Company's shareholders approved the Directors Plan in June 1996. The Board approved the proposed amendment to the Directors Plan on April 22, 1997, to be effective upon shareholder approval. Set forth below is a summary of the principal features of the Directors Plan, which summary is qualified in its entirety by reference to the terms and conditions of the Directors Plan. The Company will provide, without charge, to each person to whom a Proxy Statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the Directors Plan. Any such request should be directed as follows: Secretary, Versant Object Technology Corporation, 1380 Willow Road, Menlo Park, California 94025; telephone number (415) 329-7500; facsimile (415) 325-2380.

         PURPOSE. The purpose of the Directors Plan is to provide incentive for members of the Board who are not also employees of the Company or any parent, subsidiary or affiliate of the Company ("Outside Directors") by providing such persons with an opportunity to purchase shares of Common Stock of the Company.

         NUMBER OF SHARES. The maximum number of shares that currently may be issued pursuant to options granted under the Directors Plan is 75,000 shares. If the Company's shareholders approve this Proposal, the maximum number of shares that may be issued pursuant to options granted under the Directors Plan will be 125,000 shares.

         ADMINISTRATION. The Directors Plan is administered by the Board. The Board's interpretation of any provision of the Directors Plan or any option granted thereunder shall be final and binding upon the Company and all persons having an interest in any such option or any shares purchased pursuant to such an option. The members of the Board do not receive any compensation for administering the Directors Plan. The Company bears all expenses in connection with administration of the Directors Plan.

         ELIGIBILITY. Only Outside Directors may be granted options under the Directors Plan.

         AWARD FORMULAS. On July 17, 1996, the effective date for the Company's initial public offering, each eligible director was automatically granted an option to purchase 10,000 shares. Under the Directors Plan, each eligible director who becomes a member of the Board will automatically be granted an option to purchase 10,000 shares upon joining the Board. In addition, each eligible director will automatically be granted an option to purchase 5,000 shares on each anniversary date of such director's initial option grant under the

Directors Plan if such director has served continuously as a member of the Board since the date such director was first granted an option under the Directors Plan.

         VESTING. All options issued under the Directors Plan will vest as to 50% of the shares on each of the first two anniversaries follow the date of grant, provided the optionee continues as a member of the Board or as a consultant to the Company.

         EXERCISE PRICE. The exercise price of all options granted under the Directors Plan will be the fair market value of the Common Stock on the date of grant.

         TERMINATION OF OPTIONS. Except as provided below, each option expires ten years after the date of grant. Options cease to vest if the Outside Director ceases to be a member of the Board or a consultant to the Company. If the Outside Director ceases to be a member of the Board or a consultant to the Company for any reason except death or disability, the option, to the extent (and only to the extent) that it would have been exercisable by the Outside Director on the date such Outside Director ceases to be a member of the Board or a consultant to the Company (the "Termination Date"), may be exercised by the Outside Director within seven months after the Termination Date, but in no event later than the expiration date of the option. If the Outside Director ceases to be a member of the Board or a consultant to the Company because of his or her death or disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), each option, to the extent (and only to the extent) that it would have been exercisable by the Outside Director on the Termination Date, may be exercised by the Outside Director or his or her legal representative within twelve months after the Termination Date, but in no event later than the expiration date of the option. If any option expires or terminates for any reason without being exercised in whole or in part, the shares thereby released from such option will be available for grant and purchase under other options subsequently granted under the Directors Plan.

         ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of Common Stock is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of Common Stock available for grant under the Directors Plan, the number of shares of Common Stock subject to outstanding options under the Directors Plan and the exercise price per share of such options shall be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws.

         ASSUMPTION OF OPTIONS BY SUCCESSORS. In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the options granted under the Directors Plan are assumed or replaced by the successor corporation, which assumption will be binding on all optionees), a merger in which the Company is the surviving corporation but after which the shareholders of the Company (other than any shareholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) own less than 50% of the shares or other equity interests in the Company, the sale of substantially all of the assets of the Company or the acquisition, sale or transfer of a majority of the outstanding shares of the Company by tender offer or similar transaction, the vesting of all options granted pursuant to the Directors Plan will accelerate and the options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Board determines, and if such options are not exercised prior to the consummation of the corporate transaction, they shall terminate in accordance with the provisions of the Directors Plan.

         RESTRICTIONS ON SHARES. The Company may reserve to itself or its assignee(s), in the option grant, a right to repurchase any or all unvested shares held by an Outside Director upon his or her termination of service with the Company for any reason at the Outside Director's original exercise price.

         AMENDMENT AND TERMINATION OF THE DIRECTORS PLAN. The Board may at any time terminate or amend the Directors Plan but not the terms of any outstanding option; provided, however, that the Board shall not, without the approval of the shareholders of the Company, increase the total number of shares of Common Stock available for grant under the Directors Plan (except by adjustment in the event of stock dividend, stock split or the like) or change the class of persons eligible to receive options. In any case, no amendment to the Directors Plan may adversely affect any then outstanding options or any unexercised portions thereof without the written consent of the optionee. Unless terminated earlier as provided in the Directors Plan, the Directors Plan will terminate in May 2006, ten years from the date the Directors Plan was adopted by the Board.

         OUTSTANDING OPTIONS UNDER THE DIRECTORS PLAN. The following information about outstanding options under the Directors Plan is provided as of April 22, 1997. Four persons held options under the Directors Plan to purchase an aggregate of 40,000 shares of Common Stock with a weighted average exercise price of $8.00 per share, and there were 35,000 shares of Common Stock available for future grants under the Directors Plan. The Fair Market Value (as defined in the Directors Plan and determined as the closing price of the Company's Common Stock on the National Market System of the Nasdaq Stock Market, Inc. ("Nasdaq") on April 21, 1997, the last trading day prior to the Record Date) was $5.625 per share. Over the term of the Directors Plan, the following current Outside Directors have been granted options to purchase shares of Common Stock under the Directors Plan: Mark Leslie, 10,000 shares; Stephen J. Gaal, 10,000 shares; Lawrence K. Orr, 10,000 shares; and James Simpson, 10,000 shares. The outstanding options under the Directors Plan expire in 2006 (subject to earlier termination if an Outside Director is no longer a member of the Board or a consultant to the Company).

         FUTURE OPTIONS UNDER THE DIRECTORS PLAN. Only Outside Directors are eligible to receive options under the Directors Plan. No current executive officers or employees of the Company have received options under the Directors Plan. Each nominee for election as a director who is an Outside Director will receive options as described under "Award Formulas" above.

         FEDERAL INCOME TAX INFORMATION. THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND DIRECTORS PARTICIPATING IN THE DIRECTORS PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY DIRECTOR WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH DIRECTOR HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE DIRECTORS PLAN.

         Options granted under the Directors Plan are nonqualified stock options ("NQSOs"). Any tax effects that accrue to foreign optionees as a result of participation in the Directors Plan are governed solely by the tax laws of the countries in which such optionees reside.

         Tax Treatment of the Optionee. An optionee will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee's purchase price. The included amount must be treated as ordinary income by the optionee and may be subject to income tax withholding by the Company (by payment in cash). However, where the Company holds a right to repurchase shares issued upon exercise at the option exercise price if the optionee leaves the Company before the vesting schedule is satisfied, the shares will be treated as subject to a substantial risk of forfeiture for the duration of the vesting period, unless within thirty days after the exercise of the option the optionee elects to be taxed currently on the difference between fair market value on the date of exercise and the option exercise price. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

              The Omnibus Budget Reconciliation Act of 1993, enacted in August 1993, provides that the maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum rate of 28%. For this purpose, in order to receive long-term capital gain treatment, the stock must be held for more than one year. Capital gains will continue to be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

              Estimated tax payments may be due on amounts an optionee includes in income if the income recognition event occurs before the last month of his or her taxable year and no other exceptions to the underpayment of estimated tax penalties applies.

              Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the exercise of an NQSO by a domestic director to the extent that the optionee recognizes ordinary income.

         ERISA INFORMATION. The Company believes that the Directors Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") .


              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
            OF THE AMENDMENT TO THE 1996 DIRECTORS STOCK OPTION PLAN


                   PROPOSAL NO. 3 -- APPROVAL OF AMENDMENT TO
                        1996 EMPLOYEE STOCK PURCHASE PLAN

      Shareholders are being asked to approve an amendment to the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock reserved for issuance under the Purchase Plan by 200,000 shares, from 125,000 shares to 325,000 shares. The Board believes that adding shares to the Purchase Plan is in the best interests of the Company because it will permit the Company to attract and retain key employees by providing them with appropriate equity incentives. The Purchase Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability.

      In May 1996, the Board adopted the Purchase Plan and reserved a total of 125,000 shares of the company's Common Stock for issuance thereunder. The Company's shareholders approved the Purchase Plan in June 1996. The Board approved the proposed amendment to the Purchase Plan on April 29, 1997, to be effective upon shareholder approval. Set forth below is a summary of the principal features of the Purchase Plan, which summary is qualified in its entirety by reference to the terms and conditions of the Purchase Plan. The Company will provide, without charge, to each person to whom a Proxy Statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the Purchase Plan. Any such request should be directed as follows: Secretary, Versant Object Technology Corporation, 1380 Willow Road, Menlo Park, California 94025; telephone number
(415) 329-7500; facsimile (415) 325-2380.

         PURPOSE. The Purchase Plan has been established to provide employees of the Company and its subsidiaries designated by the Board as eligible to participate in the Purchase Plan ("Participating Employees") with a convenient means of acquiring an equity interest in the Company, to enhance such employees' sense of participation in the affairs of the Company and to provide an incentive for continued employment. The Purchase Plan accomplishes this purpose by permitting Participating Employees to purchase from the Company shares of Common Stock of the Company at a discount from the market price and to pay for such shares through payroll deductions.

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         NUMBER OF SHARES. The maximum member of shares that currently may be issued under the Purchase Plan is 125,000 shares. If the Company's shareholders adopt this Proposal, the maximum number of shares that may be issued under the Purchase Plan will be 325,000 shares.

         ADMINISTRATION. The Purchase Plan is administered by the Compensation Committee of the Board (the "Committee"), the members of which are appointed by the Board. The Committee currently consists of Mark Leslie and Lawrence K. Orr, both of whom are "non-employee directors," as defined in Rule 16b-3 promulgated under the Exchange Act, and "outside directors," as defined pursuant to Section 162(m) of the Code. The interpretation or construction by the Committee of any provisions of the Purchase Plan will be final and binding on all Participating Employees. The members of the Committee do not receive any compensation for administering the Plan. The Company bears all expenses in connection with administration of the Plan.

         ELIGIBILITY. All employees of the Company, or any parent or subsidiary, are eligible to participate in an Offering Period (as defined below) under the Purchase Plan, except the following:

              (a) employees who are not employed by the Company 15 days before the beginning of such Offering Period;

              (b) employees who are customarily employed for less than 20 hours per week;

              (c) employees who are customarily employed for less than five months in a calendar year; and

              (d) employees who own stock or hold options to purchase stock or who, as a result of participation in the Purchase Plan, would own stock or hold options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

         As of April 22, 1997, approximately 104 persons were eligible to participate in the Purchase Plan and 61,069 shares had been issued pursuant to the Purchase Plan. As of that date, 63,931 shares were available for future issuance under the Purchase Plan, not including the proposed amendment to the Purchase Plan. As of April 21, 1997, the last trading day prior to the Record Date, the closing price of the Company's Common Stock on Nasdaq was $5.625 per share.

         Participating Employees participate in the Purchase Plan through payroll deductions. A Participating Employee sets the rate of such payroll deductions, which may not be less than 2% nor more than 10% of the Participating Employee's W-2 compensation, including, but not limited to, base salary or wages, bonuses, overtime and commissions, including any deductions authorized for plans under Sections 125 or 401(k) of the Code. No Participating Employee is permitted to purchase shares under the Purchase Plan at a rate which, when aggregated with such employee's rights to purchase stock under all similar purchase plans of the Company, exceeds $25,000 in fair market value determined as of the Offering Date for each calendar year.

         OFFERING PERIOD. Each offering of Common Stock under the Purchase Plan is for a period of 24 months (the "Offering Period"). Offering Periods are planned to commence on February 1 and August 1 of each year and end on January 31 and July 31 of each year, respectively; provided, however, that the initial Offering Period commenced on July 18, 1996 and will expire on July 31, 1998. Each Offering Period shall consist of four six-month purchase periods (individually, a "Purchase Period") during which payroll deductions of the Participating Employees are accumulated under the Purchase Plan. The Board has the power to set the beginning of any Offering Period and to change dates or the duration of Offering Periods or Purchase Periods without shareholder approval if such change is announced at least 15 days before the scheduled beginning of the first Offering Period or Purchase Period to be affected. The first day of each Offering Period is the

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

"Offering Date" for such Offering Period and the last business day of each Purchase Period is the "Purchase Date" for such Purchase Period.

         Participating Employees will participate in the Purchase Plan during each Offering Period through regular payroll deductions as described above. Participating Employees may elect to participate in any Offering Period by enrolling as provided under the terms of the Purchase Plan. Once enrolled, a Participating Employee will automatically participate in each succeeding Offering Period unless the Participating Employee withdraws from the Offering Period or the Purchase Plan is terminated. After the rate of payroll deductions for an Offering Period has been set by a Participating Employee, that rate will continue to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the Participating Employee is automatically enrolled) unless otherwise changed by the Participating Employee. The Participating Employee may increase or lower the rate of payroll deductions for any subsequent Offering Period, but may only lower the rate of payroll deductions for an ongoing Offering Period. No more than one change may be made during a single Offering Period.

         PURCHASE PRICE. The purchase price of shares that may be acquired in any Purchase Period under the Purchase Plan will be 85% of the lesser of: (i) the fair market value of the shares on the Offering Date; or (ii) the fair market value of the shares on the Purchase Date. The fair market value of a share of the Company's Common Stock is deemed to be the closing price of the Company's Common Stock on Nasdaq on the date of determination as reported in The Wall Street Journal, except that the fair market value of a share of the Company's Common Stock on the Offering Date of the first Offering Period was the price per share at which shares of the Company's Common Stock were offered for sale to the public in the Company's initial public offering of shares of its Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         PURCHASE OF STOCK UNDER THE PURCHASE PLAN. The number of whole shares a Participating Employee will be able to purchase in any Purchase Period will be determined by dividing the total payroll amount withheld from the Participating Employee during the Purchase Period pursuant to the Purchase Plan by the purchase price for each share determined as described above. The purchase will take place automatically on the Purchase Date of such Purchase Period.

         WITHDRAWAL. A Participating Employee may withdraw from any Offering Period. Upon withdrawal, the accumulated payroll deductions will be returned to the withdrawn Participating Employee, without interest, provided that the withdrawal occurs at least 15 days before the related Purchase Date. If the withdrawal occurs less than 15 days before such Purchase Date, payroll deductions will continue for the remainder of that Purchase Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the Participating Employee enrolls in the new Offering Period at least 15 days before the Offering Date.

         AMENDMENT OF THE PURCHASE PLAN. The Board may at any time amend, terminate or extend the term of the Purchase Plan, except that any such termination cannot affect the terms of shares previously granted under the Purchase Plan, nor may any amendment make any change in the terms of shares previously granted which would adversely affect the right of any participant, nor may any amendment be made without shareholder approval if such amendment would: (a) increase the number of shares that may be issued under the Purchase Plan; (b) change the designation of the employees (or class of employees) eligible for participation in the Purchase Plan; or (c) constitute an amendment for which shareholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         TERM OF THE PURCHASE PLAN. The Purchase Plan will continue until the earlier to occur of: (i) termination of the Purchase Plan by the Board; (ii) the issuance of all the shares of Common Stock reserved for


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

issuance under the Purchase Plan; or (iii) May 2006, ten years after the date the Purchase Plan was adopted by the Board.

         FEDERAL INCOME TAX INFORMATION. THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND EMPLOYEES PARTICIPATING IN THE PURCHASE PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPATING EMPLOYEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE STOCK PURCHASE PLAN.

         The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

              Tax Treatment of the Participating Employee. Participating Employees will not recognize income for federal income tax purposes either upon enrollment in the Purchase Plan or upon the purchase of shares. All tax consequences are deferred until a Participating Employee sells the shares, disposes of the shares by gift or dies.

              If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the Participating Employee dies while owning the shares, the Participating Employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the Offering Period; or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the Participating Employee has a long-term capital loss for the difference between the sale price and the purchase price.

              If the shares are sold or are otherwise disposed of including by way of gift (but not death, bequest or inheritance) (in any case, a "disqualifying disposition") within either the one-year or the two-year holding periods described above, the Participating Employee realizes ordinary income at the time of sale or other disposition, taxable to the extent that the fair market value of the shares at the date of purchase is greater than the purchase price. This excess will constitute ordinary income (not currently subject to withholding) in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the aggregate fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses may be used annually against ordinary income.

              Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the disposition of shares acquired under the Purchase Plan only to the extent that the Participating Employee recognizes ordinary income on a disqualifying disposition of the shares. The Company will treat any transfer of record ownership of shares as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, Participating Employees will be required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Purchase Plan.


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



         ERISA. The Purchase Plan is not subject to any of the provisions of ERISA nor is it qualified under Section 401(a) of the Code.


              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN.


                   PROPOSAL NO. 4 -- APPROVAL OF AMENDMENT TO
                           1996 EQUITY INCENTIVE PLAN

      Shareholders are being asked to approve an amendment to the Company's 1996 Equity Incentive Plan (the "Incentive Plan") to provide for an increase in the number of shares of Common Stock reserved for issuance thereunder by 800,000 shares, from 850,000 shares plus any shares remaining under the Company's 1989 Stock Option Plan (the "Prior Plan") to 1,650,000 shares plus any shares remaining under the Prior Plan. As of April 22, 1997, there were 179,036 shares remaining under the Prior Plan and available for grant under the Incentive Plan. The Board believes that adding shares to the Incentive Plan is in the best interests of the Company because it will permit the Company to attract and retain employees by providing them with appropriate equity incentives. The Incentive Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability.

      The Incentive Plan was adopted by the Board in May 1996 and approved by the shareholders of the Company in June 1996. The Board approved the proposed amendment to the Incentive Plan on April 29, 1997, to be effective upon shareholder approval. Set forth below is a summary of the principal features of the Incentive Plan, which summary is qualified in its entirety by reference to the terms and conditions of the Incentive Plan. The Company will provide, without charge, to each person to whom a Proxy Statement is delivered, a copy of the Incentive Plan. Any such request should be directed as follows: Secretary, Versant Object Technology Corporation, 1380 Willow Road, Menlo Park, California 94025; telephone number (415) 329-7500; facsimile (415) 325-2380.

         SHARES SUBJECT TO THE INCENTIVE PLAN. The stock subject to issuance under the Incentive Plan consists of shares of the Company's authorized but unissued Common Stock. The Board reserved an aggregate of 850,000 shares of Common Stock for issuance under the Incentive Plan. In addition, any shares remaining unissued under the Prior Plan on the effective date of the Incentive Plan, any shares repurchased at the original issuance price under the Prior Plan, and any shares issuable upon exercise of options granted pursuant to the Prior Plan that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for distribution under the Prior Plan but shall be available for distribution under the Incentive Plan. Shares subject to an option granted pursuant to the Incentive Plan that expires or terminates for any reason without being exercised or shares subject to an award granted pursuant to the Incentive Plan that are forfeited or are repurchased by the Company at the original issue price or are subject to an award granted pursuant to the Incentive Plan that otherwise terminates without shares being issued, will again become available for grant and issuance pursuant to awards under the Incentive Plan. This number of shares is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events. If the Company's shareholders adopt this Proposal, the maximum number of shares that may be issued under the Incentive Plan will be 1,650,000 shares plus any shares remaining under the Prior Plan (179,036 shares as of April 22, 1997).

         ELIGIBILITY. Employees, officers, directors, consultants, independent contractors and advisors of the Company (and of any subsidiaries and affiliates) are eligible to receive awards under the Incentive Plan (the "Participants"). No Participant is eligible to receive more than 400,000 shares of Common Stock in any calendar year under the Incentive Plan, other than new employees of the Company (including directors and officers who are also new employees) who are eligible to receive up to a maximum of 600,000 shares of Common Stock in the calendar year in which they commence their employment with the Company. As of

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

April 22, 1997, approximately 137 persons were in the class of persons eligible to participate in the Incentive Plan, no shares had been issued upon exercise of options, 784,037 shares were subject to outstanding options and no shares had been issued pursuant to stock bonus awards. As of that date, 244,999 shares were available for future grant, after taking into account any shares issuable upon exercise of options granted pursuant to the Prior Plan that have expired or become unexercisable without having been exercised in full and that have become available for distribution under the Incentive Plan. The closing price of the Company's Common Stock on Nasdaq was $5.625 per share as of April 21, 1997, the last trading day before the Record Date.

         Over the term of the Incentive Plan through April 22, 1997, the following executive officers have been granted the following options to purchase shares under the Incentive Plan: David Banks (President and Chief Executive Officer), 120,000 shares; James R. Lochry (Vice President World Wide Sales), 10,000 shares; Lawrence J. Pulkownik (Vice President Business Development), 35,000 shares; and George C. Franzen (Vice President Engineering), 15,000 shares. During this period, the Corporation's executive officers as a group have been granted options to purchase an aggregate of 250,000 shares under the Incentive Plan, and all employees as a group (excluding executive officers) have been granted options to purchase an aggregate of 552,066 shares under the Incentive Plan. During this period, none of the Company's current directors (excluding executive officers) have been granted options under the Incentive Plan.

         ADMINISTRATION. The Incentive Plan is administered by the Compensation Committee (the "Committee"), the members of which are appointed by the Board. The Committee currently consists of Mark Leslie and Lawrence K. Orr, both of whom are "non-employee directors," as defined in Rule 16b-3 promulgated under the Exchange Act, and "outside directors," as defined pursuant to Section 162(m) of the Code. Subject to the terms of the Incentive Plan, the Committee determines the persons who are to receive awards, the number of shares subject to each such award, and the terms and conditions of such awards. The Committee also has the authority to construe and interpret any of the provisions of the Incentive Plan or any awards granted thereunder.

         STOCK OPTIONS. The Incentive Plan permits the granting of options that are intended to qualify either as Incentive Stock Options ("ISOs") or NQSOs. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any parent or subsidiary of the Company. The option exercise price for each ISO share must be no less than 100% of the "fair market value" (as defined in the Incentive Plan) of a share of Common Stock at the time the ISO is granted. The per share exercise price of an ISO granted to a 10% shareholder must be no less than 110% of the fair market value of a share of Common Stock at the time the ISO is granted. The option exercise price for each NQSO share must be no less than 85% of the fair market value of a share of Common Stock at the time of grant. The Company has not granted options under the Incentive Plan at less than fair market value and does not intend to do so in the foreseeable future.

         The exercise price of options granted under the Incentive Plan may be paid as approved by the Committee at the time of grant: (1) in cash (by check);
(2) by cancellation of indebtedness of the Company to the Participant; (3) by surrender of shares of the Company's Common Stock owned by the Participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (4) by tender of a full recourse promissory note; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by a "same-day sale" commitment from the Participant and a National Association of Securities Dealers, Inc. ("NASD") broker; (7) by a "margin" commitment from the Participant and a NASD broker; or
(8) by any combination of the foregoing.

         TERMINATION OF OPTIONS. Except as provided below, each option expires ten years after the date of grant. Options granted to a 10% shareholder expire five years after the date of grant. In the event an optionee's relationship with the Company is terminated for any reason other than death or disability, the optionee will have the right to exercise the option at any time within three months (or such shorter or longer time period not exceeding five years as may be determined by the Committee, with any exercise beyond three months after termination deemed to be an NQSO) after such termination to the extent the right to exercise such

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

option has accrued and had not previously been exercised at the date of termination, but in any event no later than the option expiration date. In the event an optionee's relationship terminates due to death or disability, as defined in Section 22(e)(3) of the Code (or if the optionee dies within three months after termination), the three-month period mentioned above will be twelve months (or such shorter or longer time period not exceeding five years as may be determined by the Committee, with any such exercise beyond twelve months after termination due to death or disability deemed to be an NQSO) after death or disability to the extent the right to exercise such option has accrued and had not previously been exercised at the date of death or disability, but in any event no later than the option expiration date.

         RESTRICTED STOCK AWARDS. The Committee may grant Participants restricted stock awards to purchase stock either separately from, or in tandem with, other awards under the Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. The purchase price for such awards must be no less than 85% of the fair market value of the Company's Common Stock on the date of the award (and in the case of an award granted to a 10% shareholder, the purchase price shall be 100% of fair market value) and can be paid for in any of the forms of consideration listed in items (1) through (5) in "Stock Options" above, or any combination thereof, as are approved by the Committee at the time of grant. The Company has not granted any restricted stock awards under the Incentive Plan.

         STOCK BONUS AWARDS. The Committee may grant Participants stock bonus awards either separately from, or in tandem with, other awards under the Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. As of December 31, 1996, no shares had been issued pursuant to stock bonus awards.

         MERGERS, CONSOLIDATIONS, CHANGE OF CONTROL. In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all of the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the Incentive Plan or provide substantially similar consideration, shares or other property as was provided to shareholders of the Company (after taking into account provisions of the awards). In the event that the successor corporation does not assume or substitute awards, such awards will expire upon the closing of such transaction at the time and upon the conditions as the Board determines.

         AMENDMENT OF THE INCENTIVE PLAN. The Board may at any time terminate or amend the Incentive Plan, including amending any form of award agreement or instrument to be executed pursuant to the Incentive Plan. However, the Board may not amend the Incentive Plan in any manner that requires shareholder approval pursuant to the Code or the regulations promulgated thereunder, or pursuant to the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder.

         TERM OF THE INCENTIVE PLAN. Unless terminated earlier as provided in the Incentive Plan, the Incentive Plan will expire in May 2006, ten years from the date the Incentive Plan was adopted by the Board.

         1997 OPTION REPRICING PROGRAM. In April 1997, to respond to the substantial increase in competitive attempts to recruit employees essential to the Company's success, the Committee elected to reprice employee options. This repricing did not apply to officers of the Company, except for Walter L. Brown, the Company's Vice President Services, who had only recently joined the Company in January 1997. Competition for skilled engineers and other key employees in the software industry is intense, and the use of significant stock options for retention and motivation of such personnel is pervasive in the software industry. The Company believes that stock options are a critical component of the compensation offered by the Company to promote long-term retention of employees, motivate high levels of performance and recognize employee contributions to the success of the Company. The market price of the Company's common stock decreased substantially from a closing high price of $27.625 in September 1996 to a closing low price of $4.50 in April 1997. In light of this substantial decline in the market price, the Company determined that the large numbers of outstanding stock options with an exercise price in excess of the actual market price were no longer an effective tool to encourage employee retention or to motivate high levels of performance.

         The Company is currently implementing the repricing. In general, each eligible Company employee is being provided the opportunity to exchange any option granted to them after July 18, 1996, the date of the Company's initial public offering, with a new option with identical terms as the old option, except that (i) the new option will have an exercise price equal to the closing price of the Company's common stock on Nasdaq on May 23, 1997 and (ii) the vesting schedule of the new option will commence on May 23, 1997.

         FEDERAL INCOME TAX INFORMATION. THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE INCENTIVE PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE INCENTIVE PLAN.

              Incentive Stock Options. A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax ("AMT")). If the Participant holds shares acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

              If the Participant disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant.

              Alternative Minimum Tax. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price), and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

              Nonqualified Stock Options. A Participant will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the Participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount must be treated as ordinary income by the Participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant's salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

              Restricted Stock and Stock Bonus Awards. Restricted stock and stock bonus awards will generally be subject to tax at the time of receipt, unless there are restrictions that enable the Participant to defer tax. At the time the tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

              Omnibus Budget Reconciliation Act of 1993. The Omnibus Budget Reconciliation Act of 1993 provides that the maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum of 28%. For this purpose, in order to receive long-term capital gain treatment, the shares must be held for more than one year. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

              Tax Treatment of the Company. The Company generally will be entitled to a deduction in connection with the exercise of an NQSO by a Participant or the receipt of restricted stock or stock bonuses by a Participant to the extent that the Participant recognizes ordinary income and the Company withholds tax. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.

         ERISA. The Incentive Plan is not subject to any of the provisions of ERISA and is not qualified under Section 401(a) of the Code.


              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
               OF THE AMENDMENT TO THE 1996 EQUITY INCENTIVE PLAN.


                                NEW PLAN BENEFITS

      The amounts of future option grants under the Incentive Plan are not determinable because, under the terms of the Incentive Plan, such grants are made in the discretion of the Committee. Future option exercise prices are not determinable because they are based upon fair market value of the Company's Common Stock on the date of grant. Similarly, the amounts of future stock purchases under the Purchase Plan are not determinable because, under the terms of the Purchase Plan, purchases are based upon elections made by Participating Employees. Future purchase prices are not determinable because they are based upon fair market value of the Company's Common Stock.

      Only non-employee directors of the Company are eligible to participate in the Directors Plan. The grant of options under the Directors Plan is not discretionary. Under the Directors Plan, each outside director who has served continuously from the effective date of the Company's initial public offering on July 17, 1996 will automatically be granted an option to purchase 5,000 shares of the Company's Common Stock on each anniversary of this date if such director has served continuously as a member of the Board since the date of such director's initial option grant. Any outside director who first joins the Board during and after 1997 will automatically be granted an option to purchase 10,000 shares of the Company's Common Stock on the date of his or her first appointment to the Board and will thereafter be granted an option to purchase 5,000 shares of the Company's Common Stock on each anniversary date of such director's initial option grant under the Directors Plan if such director has served continuously as a member of the Board since the date of such director's initial option grant. The exercise prices of these options are not determinable because they are equal to fair market value of the Company's Common Stock on the date of grant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of April 22, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's current directors, (iii) the Chief Executive Officer and each of the Company's four other most highly compensated executive officers (these five officers shall be referred to as the "Named Executive Officers") and (iv) all directors and executive officers as a group.

                                                                                 SHARES BENEFICIALLY OWNED
5% SHAREHOLDERS, DIRECTORS AND OFFICERS                                          NUMBER              PERCENT (1)
---------------------------------------                                        ----------            -----------
5% SHAREHOLDERS:
Vertex Investment (2)................................................             514,767                5.7%
Atlas Venture (3)....................................................             494,333                5.5

NON-EMPLOYEE DIRECTORS:
TA Associates Group and Stephen J. Gaal (4)..........................           1,070,513               11.9
Trinity Ventures and Lawrence K. Orr (5).............................             659,742                7.4
Mark Leslie (6)......................................................              48,458                *
James Simpson (7)....................................................              13,792                *

NAMED EXECUTIVE OFFICERS:
David Banks (8)......................................................             284,631                3.2
James R. Lochry (9)..................................................             111,897                1.2
Lawrence J. Pulkownik (10)...........................................              82,419                *
George C. Franzen (11)...............................................              81,459                *
Robert M. Freeman (12)...............................................              96,819                1.1

ALL DIRECTORS AND EXECUTIVE OFFICERS
AS A GROUP (11 PERSONS) (13).........................................           2,482,677               27.6


*     Represents less than 1%

(1) Percent ownership is based on 8,961,345 shares outstanding as of April 22, 1997. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 22, 1997 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

(2) Vertex Investment is wholly owned by Singapore Technologies Pte. Ltd. The address of Vertex Investment is 77 Science Park Drive, #02-15 Cintech III, Singapore Science Park, Singapore 0511.

(3) Represents 247,167 shares, 123,583 shares and 123,583 shares held of record by Atlas Venture Fund, L.P., Atlas Venture Europe Fund B.V. and Atlas Venture Beheer II B.V., respectively. The shares of each of these three funds may be deemed to be beneficially owned by the others because the parent entity of Atlas Venture Europe Fund B.V. and Atlas Venture Beheer II B.V., Atlas InvesteringsGroep N.V., (i) shares common managing directors with a general partner of Atlas Venture Fund, L.P. and (ii) owns 100% of a limited partner of Atlas Venture Fund, L.P., which holds an approximately 50% interest in Atlas Venture Fund, L.P. Each of Atlas Venture Fund, L.P. Atlas Venture Europe Fund

        B.V. and Atlas Venture Beheer II B.V. disclaims beneficial ownership of the shares held of record by the others. The general partner of Atlas Venture Fund, L.P. is Atlas Venture Associates L.P. The general partners of Atlas Venture Associates, L.P. are Christopher J. Spray, Barry J. Fidelman and Atlas Venture Partners III, B.V., whose managing directors are Michiel A. de Haan and Evert H. Smid. Because none of these individuals may act independently and a majority of them must act in concert to exercise voting or investment power over the beneficial holdings of Atlas Venture Fund, L.P., individually, none of these persons is deemed to share such voting or investment power. Atlas Venture Europe Fund B.V. and Atlas Venture Beheer II B.V. are corporations wholly and 95% owned, respectively, controlled and managed by Atlas InvesteringsGroep N.V. The managing directors of Atlas InvesteringsGroep N.V. are Michiel A. de Haan and Evert H. Smid. Three officers of Atlas InvesteringsGroep N.V., Gerard Montanus, Hans Bosman and Jaap van Hellemond, share voting and investment power with these two managing directors over the shares held by Atlas Venture Europe Fund B.V. and Atlas Venture Beheer II B.V. Because none of these individuals may act independently and a majority of them must act in concern to exercise voting or investment power. The U.S. address of Atlas Venture is 222 Berkeley Street, 19th Floor, Boston, MA 02116, attention: Barry Fidelman.

(4) Represents 801,543 shares, 256,937 shares, 9,626 shares and 2,407 shares held of record by Advent VI L.P., Advent Atlantic & Pacific Limited Partnership, TA Venture Investors, L.P. and TA Associates Partners Profit Sharing Trust FBO Henry Koerner, respectively. Advent VI L.P., Advent Atlantic & Pacific Limited Partnership, TA Venture Investors, L.P. and TA Associates Partners Profit Sharing Trust FBO Henry Koerner are part of an affiliated group of investment partnerships referred to, collectively, as the TA Associates Group. The general partner of Advent VI, L.P. is TA Associates VI, L.P. The general partner of Advent Atlantic & Pacific Limited Partnership is TA Associates AAP, L.P. The general partner of TA Associates, L.P. is TA Associates AAP Ventures, L.P. The general partner of each of TA Associates VI, L.P. and TA Associates AAP Ventures, L.P. is TA Associates, Inc. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships, with the exception of those shares held by TA Venture Investors, L.P. Because TA Associates, Inc. exercise voting and investment power over the shares it beneficially owns in the Company through a three-person investment committee appointed by its board of directors, no member of which may act independently and a majority of whom must act in concert to exercise such voting and investment power, individually, no shareholder, director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Principals and employees of TA Associates, Inc. (including Mr. Gaal, a director of the Company) comprise the general partners of TA Venture Investors, L.P. In such capacity, Mr. Gaal may be deemed to share voting and investment power with respect to the 9,626 shares held of record by TA Venture Investors, L.P. Mr. Gaal disclaims beneficial ownership of such shares, except to the extent of 4,814 shares as to which he holds a pecuniary interest. In additional, Mr. Gaal disclaims beneficial ownership of the 801,543 shares, 256,937 shares and 2,407 shares held of record by Advent VI L.P., Advent Atlantic & Pacific Limited Partnership and TA Associates Partners Profit Sharing Trust FBO Henry Koerner. Principals and employees of TA Associates, Inc. as trustees of TA Associates Partners Profit Sharing Trust FBO Henry Koerner; such principals and employees disclaim beneficial ownership of such shares. The address of TA Associates Group is High Street Tower, Suite 2500, 125 High Street, Boston, MA 02110.

(5) Represents 622,948 shares and 36,794 shares held of record by Trinity Ventures IV, L.P. and Trinity IV Side-By-Side Fund, respectively. Trinity is a general partner of these two entities. In such capacity, Trinity exercises sole voting and investment power with respect to all share held of record by the named investment partnerships. Because Trinity is controlled by a group of four persons, namely Noel Fenton, David Nierenberg, Lawrence K. Orr and James G. Schennan, Jr., none of whom may act the beneficial holdings of such entity, individually, no general partner of Trinity is deemed to share such voting or investment power. Mr. Orr, a general partner of Trinity, is a director of the Company. Mr. Orr has an interest in certain of the 659,742 shares shown in the table as owned by Trinity; however, the extent of that interest cannot be calculated until such shares are distributed. The address of Trinity is 155 Bovet Road, Suite 660, San Mateo, CA 94402.

(6) Includes 3,542 shares that the Company has the right to repurchase at the issuance price as of April 22, 1997 and 10,000 shares subject to options exercisable within 60 days of April 22, 1997. Mr. Leslie is Chairman of the Board of Directors of the Company.

(7) Represents 13,972 shares subject to options exercisable within 60 days of April 22, 1997. Mr. Simpson is a director of the Company.

(8) Includes 72,085 shares that the Company has the right to repurchase at the issuance price as of April 22, 1997. Mr. Banks is President, Chief Executive Officer and a director of the Company.

(9) Includes 68,333 shares that the Company has the right to repurchase at the issuance price as of April 22, 1997 and 9,067 shares subject to options exercisable within 60 days of April 22, 1997. Mr. Lochry is Vice President World Wide Sales of the Company.

(10) Includes 26,531 shares that the Company has the right to repurchase at the issuance price as of April 22, 1997. Mr. Pulkownik is Vice President Business Development of the Company.

(11) Includes 15,181 shares that the Company has the right to repurchase at the issuance price as of April 22, 1997. Mr. Franzen is Vice President Engineering of the Company.

(12) Includes 58,200 shares that the Company has the right to repurchase at the issuance price as of April 22, 1997. Mr. Freeman is Vice President Marketing of the Company.

(13) Represents the shares beneficially owned by the individuals identified in footnotes (4) through (12), 29,613 additional shares and 3,334 additional shares subject to options exercisable within 60 days of April 22, 1997.

                                   MANAGEMENT

      The names of the present executive officers of the Company and certain information about them are set forth below:

      NAME OF EXECUTIVE OFFICER                  AGE         POSITION WITH THE COMPANY
      -------------------------                  ---         -------------------------

      David Banks                                 51         President and Chief Executive Officer

      Walter L. Brown                             49         Vice President Services

      George C. Franzen                           53         Vice President Engineering

      Robert M. Freeman                           43         Vice President Marketing

      Richard I. Kadet                            53         Vice President Finance and Administration, Chief
                                                             Financial Officer, Treasurer and Secretary

      James R. Lochry                             42         Vice President World Wide Sales

      Lawrence J. Pulkownik                       39         Vice President Business Development

      For information regarding Mr. Banks, please refer to the discussion regarding nominees for election as directors in "Directors/Nominees" under Proposal No. 1 above.

      Mr. Brown has served as Vice President Services of the Company since he joined the Company in January 1997. From February 1995 to January 1997, Mr. Brown served first as Vice President Customer Service and then as Vice President World Wide Field Operations of Make Systems, a software company. From 1991 to February 1995, Mr. Brown served as Director - Worldwide Support Services at SunSoft, a software company. Mr. Brown received a Bachelor of Science in Nuclear Engineering from Lowell Technical Institute in 1969 and a Master of Science in Industrial Management from Polytechnic Institute of Brooklyn in 1971.

      Mr. Franzen has served as Vice President Engineering and Technical Services of the Company since he joined the Company in January 1992, and until January 1997, he served as Vice President Engineering and Technical Services of the Company. From July 1988 to January 1992, Mr. Franzen served as Vice President of Engineering of Plexus Software, a division of Recognition Equipment Corporation, where he was involved in developing one of the first extended relational database systems. Mr. Franzen received a Bachelor of Arts in Chemistry from the University of Minnesota in 1965.

      Mr. Freeman has served as Vice President Marketing of the Company since he joined the Company in August 1995. From March 1994 to August 1995, Mr. Freeman was President of Amazing Business Travel, Inc., a travel company that he founded. From March 1992 to March 1994, Mr. Freeman served first as Director, International Marketing, and later as Vice President, International Marketing, of Sybase, a database and data management software development company. From August 1988 to March 1992, Mr. Freeman held management positions in international sales and business development at 3Com Corporation, a networking company. Mr. Freeman received a Bachelor of Science in Economics from Santa Clara University in 1981 and a Masters of Business Administration from Stanford University in 1988.

      Mr. Kadet has served as Vice President  Finance and  Administration,
Chief Financial Officer, Treasurer and Secretary of the Company since he joined the Company in September 1994. From August 1992 to January 1994, Mr. Kadet served as Vice President Finance and Business Management and acting Chief Executive Officer of InfoSpan Corporation, a software development company. From January 1989 to January 1992, Mr. Kadet served as Vice President Corporate Operations of Cadre. From July 1985 to January 1989, Mr. Kadet served as Vice President Finance and Administration of Cadre. Mr. Kadet received a Bachelor of Arts in Economics and Political Science from Arizona State University in 1966.

      Mr. Lochry has served as Vice President World Wide Sales of the Company since he joined the Company in August 1995. From July 1994 to August 1995, Mr. Lochry served as Vice President North American Sales of nCube Corporation, a super computer company. From July 1989 to July 1994, Mr. Lochry held sales management positions at Oracle Corporation, a database software company. Mr. Lochry received a Bachelor of Business Administration in Finance from Southern Methodist University in 1977 and a Masters of Business Administration from the University of Detroit in 1982.

      Mr. Pulkownik has served as Vice President Business Development of the Company since April 1995. From June 1992, when he joined the Company, to April 1995, Mr. Pulkownik held various sales and marketing management positions, including Vice President Telecommunications and Vice President Vertical Marketing, at the Company. From June 1990 to June 1992, Mr. Pulkownik was managing partner of Rainmakers, a consulting firm that he co-founded to provide market development and initial customer introductions for early stage companies. Mr. Pulkownik received a Bachelor of Science in Industrial Engineering, a Bachelor of Science in Electrical Engineering and a Master of Science in Computer Science from the University of Michigan in 1980.

EXECUTIVE COMPENSATION

      The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to the Company during each of 1995 and 1996 by "Named Executive Officers." This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                   COMPENSATION
                                                           ANNUAL COMPENSATION                         AWARDS
                                                        -------------------------                    SECURITIES
NAME AND                       FISCAL                                         OTHER ANNUAL          UNDERLYING
PRINCIPAL POSITION              YEAR     SALARY ($)       BONUS ($)(1)     COMPENSATION ($)(2)      OPTIONS (#)
------------------              ----    ------------      ------------     -------------------    -------------

David Banks.................    1996       $150,000        $116,000             $   588                  100,000
  President and Chief           1995        150,000          17,000               1,906                   60,292
   Executive Officer

James R. Lochry.............    1996        130,000          140,965 (3)            504                   32,000
  Vice President World          1995         45,333           85,000                214                  100,000
   Wide Sales

Lawrence J. Pulkownik.......    1996        127,500           63,227 (4)            479                   25,000
  Vice President                1995        100,000           83,096 (5)            358                   26,230
   Business Development

George C. Franzen...........    1996        144,583          35,100                 588                    5,000
  Vice President                1995        134,333          28,000               1,966                   56,654
   Engineering

Robert M. Freeman...........    1996        130,000          40,600                 504                        -
  Vice President                1995         43,333          20,000                 214                  132,000
   Marketing

------------------------
(1) For 1995, bonuses were paid at the discretion of the Board. For 1996, bonuses were paid to David Banks, Lawrence J. Pulkownik and Robert M. Freeman at the discretion of the Board and to James R. Lochry and George
       C. Franzen pursuant to individual 1996 Versant Executive Compensation Plans. Each of these plans contemplates bonuses that vary with the annual operating profit of the Company.

(2)    Represents payment for life insurance premiums.

(3)    Represents $23,200 in bonus and $117,765 in commissions earned in 1996.

(4)    Represents $58,000 in bonus and $5,227 in commissions earned in 1996.

(5)    Represents $20,000 in bonus and $63,096 in commissions earned in 1995.

OPTION GRANTS IN 1996

      The following table contains information concerning stock option grants pursuant to the Company's 1989 Stock Option Plan and 1996 Equity Incentive Plan during 1996 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms, except as otherwise noted. These gains are based on assumed annual rates of stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term.

                                              INDIVIDUAL GRANTS
                        --------------------------------------------------------------

                           NUMBER OF      % OF TOTAL                                          ANNUAL RATES
                          SECURITIES        OPTIONS                                          OF STOCK PRICE
                          UNDERLYING      GRANTED TO                                        APPRECIATION FOR
                            OPTIONS      EMPLOYEES IN    EXERCISE PRICE   EXPIRATION         OPTION TERM (3)
NAME                    GRANTED (#)(1)      1996 (2)       PER SHARE          DATE           5%            10%
----                    --------------     ---------       ---------      ------------    --------       -----
David Banks...........      100,000           18.0%           $8.00         7/17/06       $503,116     $1,274,994

James R. Lochry.......       32,000            5.8             1.25         1/18/06         30,187         76,500

Lawrence J. Pulkownik.
                              5,000            0.9             1.50         1/18/06          4,717         11,953
                             10,000            1.8             8.00         7/17/06         50,312        127,499
                              5,000            0.9             8.125        7/22/06         25,549         64,746
                              5,000            0.9             18.75        10/21/06        58,959        149,413

George C. Franzen.....        5,000            0.9             8.00         7/17/06         25,156         63,750

Robert M. Freeman.....         --              --              --              --            --            --

------------------------
(1) The options shown in the table are incentive stock options that vest with respect to 25% of the shares on the first anniversary of the date of grant and thereafter for three years at the rate of 1/48th of the shares for each full month that the optionee renders services to the Company. These options expire ten years from the date of grant.

(2) The Company grants options to purchase an aggregate of 555,365 shares to employees in 1996.

(3) The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

AGGREGATE OPTION EXERCISES IN 1996 AND YEAR-END VALUES

      The following table sets forth information concerning the shares acquired and the value realized upon the exercise of stock options during 1996, the number of shares of Common Stock underlying exercisable and unexercisable options held by each of the Named Officers at December 31, 1996 and the values of unexercised "in-the-money" options as of that date.

                                                                                              VALUE OF
                                                                NUMBER OF                    UNEXERCISED
                                                          SECURITIES UNDERLYING             IN-THE-MONEY
                          SHARES                           UNEXERCISED OPTIONS               OPTIONS AT
                        ACQUIRED ON       VALUE         AT DECEMBER 31, 1996 (#)         FISCAL YEAR END (1)
NAME                   EXERCISE (#)    REALIZED ($)    EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                   ------------    ------------    -----------   -------------    -----------   -------------

David Banks..........     276,365        $304,207           --           186,642 (2)       --        $2,624,984

James R. Lochry......     100,000          50,000           --           105,334 (3)       --         1,840,512

Lawrence J. Pulkownik
                           60,419          54,274           --            51,142 (4)       --           713,735

George C. Franzen....      78,128          78,910           --            49,600 (5)       --           845,775

Robert M. Freeman....     100,000          50,000           --            96,800 (6)       --         1,706,100

------------------------
(1) These values, unlike the amounts set forth in the "Value Realized" column, have not been and may never be realized and represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock based on the closing trade on Nasdaq on December 31, 1996 ($18.625).

(2) Includes 86,642 shares acquired or exercised during 1996 but subject to a right of repurchase as of December 31, 1996.

(3) Includes 73,334 shares acquired or exercised during 1996 but subject to a right of repurchase as of December 31, 1996.

(4) Includes 31,142 shares acquired or exercised during 1996 but subject to a right of repurchase as of December 31, 1996.

(5) Includes 44,600 shares acquired or exercised during 1996 but subject to a right of repurchase as of December 31, 1996.

(6) Includes 64,800 shares acquired or exercised during 1996 but subject to a right of repurchase as of December 31, 1996.

      The Company has entered into agreements with its executive officers that provide for acceleration of two additional years of vesting of shares subject to options or restricted stock upon certain acquisitions or changes in control of the Company.

                              CERTAIN TRANSACTIONS

      Since January 1, 1995, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer or holder of more than 5% of the Common Stock of the Company had or will have a direct or indirect material interest.

                             INDEPENDENT ACCOUNTANTS

      Arthur Andersen LLP is the Company's independent public accounting firm and has been since 1990. Representatives of Arthur Andersen LLP are expected to be present at the Meeting. They will be given an opportunity to make a statement and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than January 6, 1998, in order to be included in the Company's Proxy Statement and form of proxy relating to the meeting.

     COMPLIANCE UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16 of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors of the Company, the Company believes that all Section 16(a) filing requirements were met during 1996.

                             ADDITIONAL INFORMATION

      The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 is being mailed with this Proxy Statement to shareholders of the Company.

                                 OTHER BUSINESS

      The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that Proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such Proxies.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POST-AGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                     VERSANT OBJECT TECHNOLOGY CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  June 5, 1997

    The undersigned hereby appoints David Banks and Daniel Brush, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Versant Object Technology Corporation (the "Company") to be held at 2:00 p.m. on Thursday, June 5, 1997, at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood City, California, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

    1.      ELECTION OF DIRECTORS

            [ ] FOR all nominees listed       [ ] WITHHOLD AUTHORITY
                below (except as indicated        to vote for all nominees
                to the contrary below)            listed below

    Nominees:   David Banks, Mark Leslie, Stephen J. Gaal,
                Lawrence K. Orr and James Simpson

    Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

    -------------------------------------------------------------------------

    2. AMENDMENT TO THE COMPANY'S 1996 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 200,000 SHARES, FROM 125,000 SHARES TO 325,000 SHARES.

            [ ] FOR               [ ] AGAINST              [ ] ABSTAIN

    3. AMENDMENT TO THE COMPANY'S 1996 DIRECTORS STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 50,000 SHARES, FROM 75,000 SHARES TO 125,000 SHARES.

            [ ] FOR               [ ] AGAINST              [ ] ABSTAIN

    4. AMENDMENT TO THE COMPANY'S 1996 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 800,000 SHARES, FROM 850,000 PLUS ANY SHARES REMAINING UNDER THE COMPANY'S 1989 STOCK OPTION PLAN TO 1,650,000 SHARES PLUS ANY SHARES REMAINING UNDER THE COMPANY'S 1989 STOCK OPTION PLAN.

            [ ] FOR               [ ] AGAINST              [ ] ABSTAIN



            The Board of Directors recommends that you vote FOR the election of the five nominees and FOR proposals 2, 3 and 4.

          (Continued and to be signed and dated on the reverse side.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES AND FOR PROPOSALS 2, 3 AND 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjustments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VERSANT OBJECT TECHNOLOGY CORPORATION.

Signature(s) of Shareholder(s):

Name:                                   Name:
     -----------------------------           --------------------------------
By:                                     By:
   -------------------------------          ---------------------------------
Title:                                  Title:
      ----------------------------            -------------------------------
Dated:           , 1997                  Dated:             , 1997
      -----------                              -------------



        Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased Shareholder should give their full title. Please date the proxy.

        Please check the following box if you plan to attend the meeting: [ ]


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.